                                                                   Exhibit 25(b)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                             --------



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                       31-4148768
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

100 EAST BROAD STREET
COLUMBUS, OHIO                                          43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
           ATTN: STEVEN M. WAGNER, FIRST VICE PRESIDENT (312) 732-3163
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                           WENDY'S INTERNATIONAL, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



         OHIO                                          31-0785108
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)


P.O. BOX 256
4288 WEST DUBLIN-GRANVILLE ROAD
DUBLIN, OHIO                                             43017-0256
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
                  Federal Reserve Bank of Cleveland, Cleveland, Ohio.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of October, 2001.




                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,


                      BY:  /s/STEVEN M. WAGNER
                           -------------------
                           STEVEN M. WAGNER
                           FIRST VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                  October 4, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Wendy's International, Inc., and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                                    BY:   /s/ STEVEN M. WAGNER
                                          --------------------
                                          STEVEN M. WAGNER
                                          FIRST VICE PRESIDENT

                                    EXHIBIT 7



Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 3/31/01        State #:  391581   FFIEC 041
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377     Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                 DOLLAR AMOUNTS IN THOUSANDS    RCON  BIL MIL THOU
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):

    a. Noninterest-bearing balances and currency and coin(1)                                     0081       212,836         1.a
    b. Interest-bearing balances(2).........................................................     0071             0         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                 1754             0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).........................     1773         1,700         2.b
3.  Federal funds sold and securities purchased under agreements to resell                       1350     1,160,732         3.
4.  Loans and lease financing receivables:      (from Schedule RC-C):

    a. Loans and leases held for sale.......................................................     5369             0         4.a
    b. Loans and leases, net of unearned income.......................... B528       224,872                                4.b
    c. LESS: Allowance for loan and lease losses......................... 3123           253                                4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c).................................................................     B529       224,619         4.d
5.  Trading assets (from Schedule RC-D).....................................................     3545             0         5.
6.  Premises and fixed assets (including capitalized leases)................................     2145        19,688         6.
7.  Other real estate owned (from Schedule RC-M)............................................     2150             0         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........................................................     2130             0         8.
9.  Customers' liability to this bank on acceptances outstanding............................     2155             0         9.
10. Intangible assets.......................................................................
    a.  Goodwill............................................................................     3163             0        10.a
    b.  Other intangible assets (from Schedule RC-M)........................................     0426        12,246        10.b
11. Other assets (from Schedule RC-F).......................................................     2160       235,123        11.
12. Total assets (sum of items 1 through 11)................................................     2170     1,866,944        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 3/31/01        State #:  391581   FFIEC 041
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377     Page RC-2
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                         DOLLAR AMOUNTS IN THOUSANDS        RCON    BIL MIL THOU

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E) .........................................................        2200       1,674,033     13.a
       (1) Noninterest-bearing(1).....................        6631         1,078,249                                 13.a1
       (2) Interest-bearing...........................        6636           595,784                                 13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                                           2800               0     14.
15. Trading Liabilities(from Sechedule RC-D)........................................        3548               0     15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)......................        3190               0     16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                2920               0     18.
19. Subordinated notes and debentures (2)...........................................        3200               0     19.
20. Other liabilities (from Schedule RC-G)..........................................        2930          53,279     20.
21. Total liabilities (sum of items 13 through 20)..................................        2948       1,727,312     21.
22. Minority interest in consolidated subsidiaries..................................        3000               0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................................        3838               0     23.
24. Common stock....................................................................        3230             800     24.
25. Surplus (exclude all surplus related to preferred stock)                                3839          45,157     25.
26. a. Retained earnings............................................................        3632          93,650     26.a
    b. Accumulated other comprehensive income (3)...................................        B530              25     26.b
27. Other equity capital components (4).............................................        A130               0     27.
28. Total equity capital (sum of items 23 through 27)                                       3210         139,632     28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28)...........................................        3300       1,866,944     29.

Memorandum

To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent
    external Number auditors as of any date during 2000 . . . . . . . . . . . . .      RCFD     Number
                                                                                       6724         N/A  M.1.
1 = Independent audit of the bank conducted in accordance          4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5  = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which         6  = Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                              7  = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8  = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.